                                                                  EXHIBIT 4.1(a)

Each of the Pass Through Trust Agreements dated December 12, 1995 relating to each of the Mobil Corporation 1995-A2 through A5 Pass Through Trusts is the same in all material respects as the Pass Through Trust Agreement dated December 12, 1995 among Mobil Corporation, Mobil G. B. 388 Finance Inc. and First Security Bank of Utah, National Association, as Trustee, for the Mobil Corporation 1995-A1 Pass Through Trust, except for the following information:

                      Principal   Interest        Initial Scheduled             Final
Pass Through Trusts    Amount       Rate     Principal Distribution Date  Distribution Date
- -------------------  -----------  --------   ---------------------------  -----------------
    1995-A1          $ 4,917,000    5.52%          January 2, 1997         January 2, 1997
    1995-A2            5,173,000    5.57           January 2, 1998         January 2, 1998
    1995-A3            5,462,000    5.65           January 2, 1999         January 2, 1999
    1995-A4            5,770,000    5.74           January 2, 2000         January 2, 2000
    1995-A5            6,101,000    5.79           January 2, 2001         January 2, 2001

                                                                  EXHIBIT 4.1(a)



                               MOBIL CORPORATION


                         MOBIL G. B. 388 FINANCE INC.


                                      and


              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                  as Trustee


                  ___________________________________________

                         PASS THROUGH TRUST AGREEMENT

                         Dated as of December 12, 1995

                  ___________________________________________

                                  $4,917,000


                               Mobil Corporation
                         1995-A1 Pass Through Trust
                       5.52% Pass Through Certificates,
                                Series 1995-A1

                               TABLE OF CONTENTS

ARTICLE I

     DEFINITIONS......................................................... 2
     Section 1.01.  Definitions.......................................... 2
     Section 1.02.  Compliance Certificates and Opinions................ 11
     Section 1.03.  Form of Documents Delivered to Trustee.............. 11
     Section 1.04.  Acts of Holders..................................... 12

ARTICLE II

     ACQUISITION OF SECURED NOTES;
     ORIGINAL ISSUANCE OF CERTIFICATES.................................. 13
     Section 2.01.  Issuance of Certificates; Acquisition of
          Secured Notes................................................. 13
     Section 2.02.  Acceptance by Trustee............................... 14
     Section 2.03.  Limitation of Powers................................ 14

ARTICLE III

     THE CERTIFICATES................................................... 14
     Section 3.01.  Form, Denomination and Execution of
                    Certificates........................................ 14
     Section 3.02.  Authentication of Certificates...................... 17
     Section 3.03.  Temporary Certificates.............................. 17
     Section 3.04.  Registration of Transfer and Exchange of
                    Certificates........................................ 17
     Section 3.05.  Mutilated, Destroyed, Lost or Stolen
                    Certificates........................................ 18
     Section 3.06.  Persons Deemed Owners............................... 19
     Section 3.07.  Cancellation........................................ 19
     Section 3.08.  Limitation of Liability for Payments................ 19
     Section 3.09.  Book-Entry Provisions for U.S. Global
                    Certificate and Offshore Global
                    Certificate......................................... 20
     Section 3.10.  Special Transfer Provisions......................... 22
     Section 3.11.  CUSIP Numbers....................................... 26
     Section 3.12.  Registration Rights................................. 26

ARTICLE IV

     DISTRIBUTIONS; STATEMENTS TO
     CERTIFICATEHOLDERS................................................. 26
     Section 4.01.  Certificate Account and Special Payments
                    Account............................................. 26
     Section 4.02.  Distributions from Certificate Account
                    and Special Payments Account........................ 27
     Section 4.03.  Statements to Certificateholders.................... 28
     Section 4.04.  Investment of Special Payment Moneys................ 29

ARTICLE V

     MOBIL.............................................................. 30
     Section 5.01.  Maintenance of Corporate Existence.................. 30
     Section 5.02.  Consolidation, Merger or Sale of Assets
                    Permitted........................................... 30
     Section 5.03.  Annual Statements as to Compliance by
                    Mobil and MGB....................................... 30
     Section 5.04.  Availability of Certain Information
                    Concerning Mobil and MGB............................ 31
     Section 5.05.  Notification of Certain Mobil and MGB
                    Acquisitions of Certificates........................ 31

ARTICLE VI

     DEFAULT............................................................ 31
     Section 6.01.  Events of Default................................... 31
     Section 6.02.  Incidents of Sale of Secured Notes.................. 32
     Section 6.03.  Judicial Proceedings Instituted by
                    Trustee............................................. 33
     Section 6.04.  Control by Certificateholders....................... 34
     Section 6.05.  Waiver of Defaults.................................. 34
     Section 6.06.  Undertaking to Pay Court Costs...................... 35
     Section 6.07.  Right of Certificateholders to Receive
                    Payments Not to Be Impaired......................... 35
     Section 6.08.  Certificateholders May Not Bring Suit
                    Except Under Certain Conditions..................... 36
     Section 6.09.  Remedies Cumulative................................. 37

ARTICLE VII

     THE TRUSTEE........................................................ 37
     Section 7.01.  Certain Duties and Responsibilities................. 37
     Section 7.02.  Notice of Defaults.................................. 38

     Section 7.03.  Certain Rights of Trustee........................... 39
     Section 7.04.  Not Responsible for Recitals or
                    Issuance of Certificates............................ 40
     Section 7.05.  May Hold Certificates............................... 40
     Section 7.06.  Money Held in Trust................................. 40
     Section 7.07.  Compensation and Reimbursement...................... 40
     Section 7.08.  Corporate Trustee Required; Eligibility............. 41
     Section 7.09.  Resignation and Removal; Appointment of
                    Successor........................................... 42
     Section 7.10.  Acceptance of Appointment by Successor.............. 44
     Section 7.11.  Merger, Conversion, Consolidation or
                    Succession to Business.............................. 44
     Section 7.12.  Maintenance of Agencies............................. 44
     Section 7.13.  Money for Certificate Payments to Be Held
                    in Trust............................................ 46
     Section 7.14.  Registration of Secured Notes in
                    Trustee's Name...................................... 46
     Section 7.15.  Representations and Warranties of Trustee........... 47
     Section 7.16.  Withholding Taxes; Information Reporting............ 48
     Section 7.17.  Trustee's Liens..................................... 48
     Section 7.18.  Availability of Certain Information
                    Concerning the Trust................................ 48

ARTICLE VIII

     CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE................... 49
     Section 8.01.  Mobil and MGB to Furnish Trustee
                    with Names and Addresses of
                    Certificateholders.................................. 49
     Section 8.02.  Preservation of Information;
                    Communication to Certificateholders................. 49
     Section 8.03.  Reports by Mobil and MGB............................ 50

ARTICLE IX

     SUPPLEMENTAL TRUST AGREEMENTS...................................... 51
     Section 9.01.  Supplemental Trust Agreement Without
                    Consent of Certificateholders....................... 51
     Section 9.02.  Supplemental Trust Agreements with
                    Consent of Certificateholders....................... 51
     Section 9.03.  Documents Affecting Immunity or
                    Indemnity........................................... 52

     Section 9.04.  Execution of Supplemental Trust
                    Agreements.......................................... 53
     Section 9.05.  Effect of Supplemental Trust Agreements............. 53
     Section 9.06.  Reference in Certificates to
                    Supplemental Trust Agreements....................... 53

ARTICLE X

     AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS........................ 53
     Section 10.01. Amendments and Supplements to Indenture
                    and Other Note Documents............................ 53

ARTICLE XI

     TERMINATION OF TRUST............................................... 54
     Section 11.01. Termination of the Trust............................ 54


ARTICLE XII

     MISCELLANEOUS PROVISIONS........................................... 55
     Section 12.01. Limitation on Rights of
                    Certificateholders.................................. 55
     Section 12.02. Certificates Nonassessable and Fully
                    Paid................................................ 55
     Section 12.03. Notices............................................. 56
     Section 12.04. Governing Law....................................... 56
     Section 12.05. Severability of Provisions.......................... 56
     Section 12.06. Effect of Headings and Table of
                    Contents............................................ 56
     Section 12.07. Successors and Assigns.............................. 56
     Section 12.08. Benefits of Trust Agreement......................... 57
     Section 12.09. Legal Holidays...................................... 57
     Section 12.10. Counterparts........................................ 57


EXHIBIT A  -   Form of Pass Through Certificate

EXHIBIT B  -   Form of Regulation S Transfer Restriction Certificate

EXHIBIT C  -   Form of DTC Letter of Representations

EXHIBIT D  -   Form of Non-QIB Accredited Investors Transfer Certificate

EXHIBIT E  -   Form of Regulation S Transfer Certificate

Schedule A -   Description of Secured Notes to be Purchased

          This PASS THROUGH TRUST AGREEMENT, dated as of December 12, 1995, is made with respect to the formation of the Mobil Corporation 1995-A[1] Pass Through Trust, between Mobil Corporation, a Delaware corporation ("Mobil"), Mobil G. B. 388 Finance Inc., a Delaware corporation ("MGB") and First Security Bank of Utah, National Association, a national banking association, as Trustee.

          WITNESSETH:

          WHEREAS, MGB has previously purchased the Undivided Interest (as such term and certain other capitalized terms used herein are defined below);

          WHEREAS, the Owner Trustee, acting on behalf of the Owner Participant, will purchase the Undivided Interest from MGB and lease the Undivided Interest to MGB pursuant to the Lease Transaction;

          WHEREAS, pursuant to the Lease Transaction, the Owner Trustee will issue, on a non-recourse basis, Secured Notes under the Indenture in order to pay MGB a portion of the purchase price for such Undivided Interest;

          WHEREAS, pursuant to the terms and conditions of this Trust Agreement and the Participation Agreement, to be entered into by the Trustee simultaneously with the execution and delivery of this Trust Agreement, the Series [A-1] Secured Notes are to be sold to the Trustee by the Owner Trustee, and the Trustee shall purchase the Series [A-1] Secured Notes and shall hold the Series [A-1] Secured Notes in trust for the benefit of the Certificateholders;

          WHEREAS, the Trustee, upon the execution and delivery of this Trust Agreement, hereby declares the creation of this Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Trust and by their respective acceptances of the Certificates join in the creation of this Trust with the Trustee; and

          WHEREAS, to facilitate the sale of the Series [A-1] Secured Notes to the Trustee and the purchase of the Series [A-1] Secured Notes by the Trustee, Mobil and MGB are undertaking to perform certain administrative and ministerial duties hereunder and are also undertaking to pay the fees and expenses of the Trustee.

          NOW, THEREFORE,

          In consideration of the mutual agreements herein contained, and of the other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01.  Definitions.  (a) For all purposes of this Trust
                         -----------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all references in this Trust Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Trust Agreement; and

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          (b) For all purposes of this Trust Agreement, the following capitalized terms have the following respective meanings:

          Act:  When used with respect to any Holder, has the meaning specified
          ---
     in Section 1.04.

          Affiliate:  Of any specified Person, means any other Person which
          ---------
     directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Authorized Agent:  Means any Paying Agent or Registrar.
          ----------------

          Business Day:  Means any day other than a Saturday, a Sunday, or a day
          ------------
     on which commercial banking institutions are authorized or obligated by law, executive order, or govern mental decree to be closed in New York, New York, the city and state in which the Corporate Trust Office of the Indenture Trustee is located or the city and state in which the Corporate Trust Office of the Trustee is located.

          Certificate:  Means any one of the certificates executed and
          -----------
     authenticated by the Trustee, substantially in the form of Exhibit A hereto. For all purposes of this Trust Agreement, the term "Certificates" shall include all Initial Certificates and all Exchange Certificates, and, for purposes of this Trust Agreement, all Initial Certificates and all Exchange Certificates shall vote together as one series of Certificates under this Trust Agreement.

          Certificate Account:  Means the account or accounts created and
          -------------------
     maintained pursuant to Section 4.01(a).

          Certificated Certificates:  Has the meaning specified in Section 3.01.
          -------------------------

          Certificateholder or Holder:  Means the Person in whose name a
          ---------------------------
     Certificate is registered in the Register.

          Clearing Agency:  Means an organization registered as a "clearing
          ---------------
     agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          Clearing Agency Participant:  Means a broker, dealer, bank, other
          ---------------------------
     financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

          Closing Date:  Has the meaning specified in Section 2.4 of the
          ------------
     Participation Agreement.

          Commission:  Means the Securities and Exchange Commission, as from
          ----------
     time to time constituted, created under the Securities Exchange Act of 1934.

          Consideration:  Has the meaning specified in Section 2.01.
          -------------

          Corporate Trust Office:  With respect to the Trustee, the Owner
          ----------------------
     Trustee and the Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

          Default:  Means any event which is, or after notice or lapse of time
          -------
     or both would become, an Event of Default.

          Direction:  Has the meaning specified in Section 1.04(c).
          ---------

          Distribution Date:  With respect to distributions of Scheduled
          -----------------
     Payments, means January 3, 1996 and thereafter each January 2 and July 2, commencing July 2, 1996 until payment of all the Scheduled Payments to be made under the Secured Notes has been made.

          DTC:  Means The Depository Trust Company and any successor clearing
          ---
     agency.

          Event of Default:  Means an event described in Section 6.0l.
          ----------------

          Exchange Certificates:  means any Certificate executed and
          ---------------------
     authenticated by the Trustee containing terms substantially identical to the Initial Certificates (except that such Exchange Certificates shall not contain terms with respect to transfer restrictions) that are issued and exchanged for the Initial Certificates in the Exchange Offer pursuant to the Registration Rights Agreement and this Trust Agreement.

          Exchange Offer:  means the exchange offer that may be effected
          --------------
     pursuant to the Registration Rights Agreement.

          Fractional Undivided Interest:  Means the fractional undivided
          -----------------------------
     interest in the Trust that is evidenced by a Certificate.

          Global Certificate:  Has the meaning specified in Section 3.01.
          ------------------

          Guaranty:  Means the Guaranty issued by Mobil, pursuant to which Mobil
          --------
     will irrevocably and unconditionally guarantee all obligations of MGB under the Lease and other agreements to which MGB is a party.

          Holder:  See Certificateholder.
          ------       -----------------

          Initial Securities:  means the Certificates originally issued on the
          ------------------
     date hereof and any Certificates issued in exchange or replacement thereof pursuant to the terms of this Trust Agreement, other than the Exchange Certificates.

          Indenture:  Means the Trust Indenture, Mortgage, Assignment of Lease
          ---------
     and Security Agreement dated as of December 12, 1995, between the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee; as such Indenture may be amended or supplemented in accordance with its terms.

          Indenture Event of Default:  Means any Indenture Event of Default (as
          --------------------------
     such term is defined in the Indenture).

          Indenture Trustee:  Means First Security Bank of Utah, National
          -----------------
     Association, as indenture trustee under the Indenture; and any successor to such Indenture Trustee as such trustee.

          Lease:  Means the Production System Lease Agreement dated as of
          -----
     December 12, 1995 between the Owner Trustee, as the lessor, and MGB, as the lessee; as such Lease may be amended or supplemented in accordance with its respective terms.

          Lease Transaction:  Means the sale-leaseback transaction in respect of
          -----------------
     the Undivided Interest between MGB and the Owner Trustee provided for in the Participation Agreement.

          Letter of Representations:  Means the agreement among Mobil, MGB, the
          -------------------------
     Trustee and DTC, dated as of December 12, 1995, substantially in the form attached hereto as Exhibit C.

          MGB:  Means Mobil G. B. 388 Finance Inc., a Delaware corporation, or
          ---
     its successor in interest pursuant to Section 5.02.

          Mobil:  Means Mobil Corporation, a Delaware corporation, or its
          -----
     successor in interest pursuant to Section 5.02.

          Note Documents:  Means, with respect to any Secured Note, the
          --------------
     Indenture, the Participation Agreement and the Lease.

          Offshore Certificates Exchange Date:  Has the meaning provided in
          -----------------------------------
     Section 3.01.

          Offshore Global Certificates:  Has the meaning provided in Section
          ----------------------------
     3.01.

          Offshore Physical Certificates:  Has the meaning provided in Section
          ------------------------------
     3.01.

          Officer's Certificate:  means a certificate signed (i) in the case of
          ---------------------
     a corporation by the President, any Vice President or the Treasurer, of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of the Owner Trustee or the Indenture Trustee, a certificate signed by a Responsible Officer of the Owner Trustee or Indenture Trustee.

          Opinion of Counsel:  Means an opinion in writing, signed by legal
          ------------------
     counsel, who may be (a) the General Counsel, Assistant General Counsel or other appropriate internal counsel of Mobil or (b) such other counsel designated by Mobil, the Owner Trustee or the Indenture Trustee, whether or not such counsel is an employee of any of them and who shall be reasonably acceptable to the Trustee.

          Outstanding:  When used with respect to Certificates, means, as of the
          -----------
     date of determination, all Certificates
     theretofore authenticated and delivered under this Trust Agreement, except:

               (i) Certificates theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

              (ii) Certificates for which money in the full amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates as provided in Section 4.01 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to Section 11.01 hereof; and

             (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Trust Agreement.

          Owner Participant:  Means the Owner Participant referred to in the
          -----------------
     Participation Agreement and any permitted successors and assigns.

          Owner Trustee:  Means Fleet National Bank of Connecticut, not in its
          -------------
     individual capacity but solely as trustee under the Trust Agreement dated as of December 12, 1995, between Fleet National Bank of Connecticut and the Owner Participant; and any successor to the Owner Trustee as such owner trustee.

          Participation Agreement:  Means the Participation Agreement dated as
          -----------------------
     of December 12, 1995, among MGB, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Trustee.

          Paying Agent:  Means the paying agent maintained and appointed
          ------------
     pursuant to section 7.12.

          Permanent Offshore Global Certificate:  Has the meaning provided in
          -------------------------------------
     Section 3.01.

          Permitted Government Investment:  Means obligations of the United
          -------------------------------
     States of America for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

          Person:  Means any individual, corporation, partnership, association,
          ------
     trust, unincorporated organization, or government or any agency or political subdivision thereof.

          Pool Balance:  Means, as of any date, the aggregate unpaid principal
          ------------
     amount of the Secured Notes on such date plus the amount of the principal payments on the Secured Notes held by the Trustee and not yet distributed. The Pool Balance as of any Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, on the Secured Notes and distribution thereof to be made on that date.

          Pool Factor:  Means, as of any date, the quotient (rounded to the
          -----------
     seventh decimal place) computed by dividing (i) the aggregate unpaid principal amount of the Secured Notes on such date plus the amount of the principal payments on the Secured Notes held by the Trustee and not yet distributed by (ii) the aggregate original principal amount of the Certificates. The Pool Factor, as of any Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, on the Secured Notes and distribution thereof to be made on that date.

          QIB:  Means a "qualified institutional buyer," as defined in Rule 144A
          ---
     under the Securities Act.

          Record Date:  Means (i) for Scheduled Payments to be distributed on
          -----------
     any Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, if any, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Special Distribution Date.

          Register and Registrar:  Means the register maintained and the
          ----------------------
     registrar appointed pursuant to Sections 3.04 and 7.12.

          Registration Rights Agreement:  Means the Registration Rights
          -----------------------------
     Agreement dated December 12, 1995, among Mobil, MGB and Morgan Stanley & Co. Incorporated, as the initial purchaser of the Certificates.

          Request:  Means a request by the Company setting forth the subject
          -------
     matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02.

          Responsible Officer:  When used with respect to the initial Trustee,
          -------------------
     the initial Indenture Trustee or the Owner Trustee means any officer in the Corporate Trust Office; when used with respect to any successor Trustee, or successor Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the comptroller and any assistant comptroller; and, when used with respect to the Trustee and the Indenture Trustee, also means any other officer of the Trustee or the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, when used with respect to the Trustee, Indenture Trustee or Owner Trustee with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          Restricted Securities Legend:  Has the meaning specified in Section
          ----------------------------
     3.01.

          Scheduled Payment:  With respect to a Distribution Date, means any
          -----------------
     payment (other than a Special Payment) of principal and interest on a Secured Note, due from the Owner Trustee, which payment represents the payment of a regularly scheduled installment of principal then due on such Secured Note, or the payment of regularly scheduled interest accrued on such Secured Note.

          Secured Note:  Means any one of the Secured Notes (as defined in the
          ------------
     Indenture) described on Schedule I attached hereto, including any Secured Note (as so defined) issued under the Indenture in replacement or substitution therefor, held by the Trustee.

          Securities Act:  Means the Securities Act of 1933, as amended from
          --------------
     time to time.

          Securities Exchange Act:  Means the Securities Exchange Act of 1934,
          -----------------------
     as amended from time to time.

          Special Distribution Date:  Means (i) with respect to the prepayment
          -------------------------
     of any Secured Notes, the 2nd day of the month on which such prepayment is scheduled to occur pursuant to the terms of the Indenture and (ii) with respect to any Special Payment relating to a Secured Note other than as described in clause (i) of the definition of Special Payment, the earliest 2nd day of a month for which it is practicable for the Trustee to give notice pursuant to Section 4.02(c) 20 days prior thereto.

          Special Payment:  With respect to a Secured Note, means (i) any
          ---------------
     payment of principal, premium, if any, and interest on such Secured Note resulting from the prepayment of such Secured Note pursuant to Sections 3.02, 3.03, 3.05 or 3.06 of the Indenture, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, such Secured Note upon an Indenture Event of Default in respect thereof or upon the exercise of remedies under the Indenture relating to such Secured Note, (iii) any Scheduled Payment or any Special Payment referred to in clause (i) of this definition which is not in fact paid within five days of the Distribution Date or Special Distribution Date applicable thereto, or (iv) any proceeds from the sale of any Secured Note by the Trustee pursuant to Article VI hereof; and Special
                                                                        -------
     Payments means all of such Special Payments.
     --------

          Special Payments Account:  Means the account or accounts created and
          ------------------------
     maintained pursuant to Section 4.01(b).

          Specified Investments:  Means (i) direct obligations of the United
          ---------------------
     States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee or Owner Trustee if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the Untied States of America) equal to the highest rating assigned by such organization, and (v) purchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided that if all of
                                                       --------
     the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Specified
         -------- -------
     Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

          Temporary Offshore Global Certificate:  Has the meaning provided in
          -------------------------------------
     Section 3.01.

          Transfer Date:  Means the Closing Date as such term is defined in the
          -------------
     Participation Agreement scheduled to occur on December 12, 1995, or if postponed in accordance with the Participation Agreement, the rescheduled Closing Date.

          Trust:  Means the trust created by this Trust Agreement, the estate of
          -----
     which consists of the Trust Property.

          Trust Indenture Act:  Means the Trust Indenture Act of 1939, as
          -------------------
     amended from time to time.

          Trust Property:  Means the Secured Notes held as the property of the
          --------------
     Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Certificate Account and the Special Payments Account and any proceeds from the sale by the Trustee pursuant to Article VI hereof of any Secured Note.

          Trustee:  Means the institution executing this Trust Agreement as
          -------
     Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

          U.S. Global Certificate:  Has the meaning provided in Section 3.01.
          -----------------------

          U.S. Physical Certificates:  Has the meaning provided in Section 3.01.
          --------------------------

          Section 1.02.  Compliance Certificates and Opinions. Upon any
                         ------------------------------------
application or request by Mobil or MGB, the Owner Trustee or the Indenture Trustee to the Trustee to take any action under any provision of this Trust Agreement, Mobil, MGB, the Owner Trustee or the Indenture Trustee, as the case may be, shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.03.  Form of Documents Delivered to Trustee. In any case
                         --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.

          Section 1.04.  Acts of Holders.  (a)  Any direction, consent, waiver
                         ---------------
or other action provided by this Trust Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to Mobil or the Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 7.01) conclusive in favor of the Trustee, Mobil and the Indenture Trustee, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          (c) In determining whether the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent or waiver (a "Direction"), under this Trust Agreement, Certificates owned by Mobil, MGB, the Owner Trustee, the Owner Participant or any Affiliate of any such Persons shall be disregarded and deemed not to be Outstanding under this Trust Agreement for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Mobil,

MGB, the Owner Trustee, the Owner Participant or any Affiliate of any such Persons.

          (d) Any direction, consent, waiver or other action by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.

          (e) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Trust Agreement, without preference, priority, or distinction as among all of the Certificates.


                                  ARTICLE II

                         ACQUISITION OF SECURED NOTES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01.  Issuance of Certificates; Acquisition of Secured Notes.
                         ------------------------------------------------------
The Trustee, simultaneously with the execution and delivery of this Trust Agreement, shall also execute and deliver the Participation Agreement, in the form delivered to the Trustee on or prior to the date of the execution and delivery hereof. Upon request of Mobil and the satisfaction of the closing conditions with respect to the Production System to be delivered on the Transfer Date specified in the Participation Agreement, on the Transfer Date the Trustee shall execute, deliver and authenticate Certificates equalling in the aggregate the total aggregate principal amount of the Secured Notes purchased by the Trustee pursuant to the Participation Agreement on the Transfer Date and evidencing the entire ownership of the Trust. The Trustee shall issue and sell such certificates on the Transfer Date, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Secured Notes (the "Consideration"). The Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreement, the Secured Notes on the Transfer Date at an aggregate purchase price equal to the amount of the Consideration so received. Except as provided in Sections 3.04 and 3.05 hereof, the Trustee shall not execute or deliver Certificates in excess of the aggregate amount specified in this paragraph.

          Section 2.02.  Acceptance by Trustee.  The Trustee, upon the execution
                         ---------------------
and delivery of this Trust Agreement, acknowledges its acceptance of all right, title, and interest in and to the Secured Notes acquired pursuant to Section
2.01 hereof and the Participation Agreement and declares that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

          Section 2.03.  Limitation of Powers.  The Trust is constituted solely
                         --------------------
for the purpose of making the investment in the Secured Notes, and, except as set forth herein, the Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee is not authorized or empowered to do anything that would cause the Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including, as subject to this restriction, acquiring the Production System (as defined in the Indenture) by bidding the Secured Notes or otherwise, or taking any action with respect to the Production System once acquired).


                                  ARTICLE III

                               THE CERTIFICATES

          Section 3.01.  Form, Denomination and Execution of Certificates.  The
                         ------------------------------------------------
Certificates shall be in registered form without coupons. The face of the Certificates shall be substantially in the form of Exhibit A hereto and the reverse of the Certificates shall contain the Terms and Conditions substantially as set forth in Exhibit A hereto (the "Terms"); provided that if a Certificate is to be issued to DTC or its nominee as a global certificate, as contemplated by the Offering Memorandum dated December 6, 1995 relating to the Certificates, such global certificate will be issued in registered form without interest coupons, with a face substantially in the form of Exhibit A hereto with additions thereto as noted thereon, a reverse containing the Terms and shall have affixed thereto a schedule substantially in the form of Exhibit A-1 hereto (the "Global Certificate"; Certificates other than the Global Certificate are herein referred to as "Certificated Certificates"). References herein to the "Certificates" shall be deemed to include the Global Certificate and the Certificated Certificates unless the context requires otherwise. The Certificates may also have such additional provisions, omissions, variations and insertions as are permitted by this Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any Clearing Agency or any securities exchange on which the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by his signing the Certificates. Except as provided by Section 3.10 hereof, all Certificates shall include the legend set forth in Exhibit A hereto (the "Restricted Securities Legend").

          The definitive Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any Clearing Agency or any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

          The Certificates shall be initially issued in minimum denominations of $250,000, or integral multiples of $1,000 in excess thereof. At such time as the restrictions contained in Section 3.10 hereof are removed, the minimum denominations of the Certificates shall be reduced to $1,000, or integral multiples of $1,000 in excess thereof.

          The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purposes, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Certificates offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Certificate in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Certificate"), deposited with the Trustee, as custodian for the Depositary, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Certificates offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Certificate in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Certificate") deposited with the Trustee, as custodian for the Depositary, duly executed and authenticated by the Trustee as hereinafter provided. At any time following January 21, 1996 (the "Offshore Certificates Exchange Date"), upon receipt by the Trustee, Mobil and MGB of a certificate substantially in the form of Exhibit B, a single permanent global Certificate in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Certificate;" and, together with the Temporary Offshore Global Certificate, the "Offshore Global Certificate") duly executed and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the applicable date and a decrease in the principal amount of the Temporary Offshore Global Certificate in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Certificate transferred.

          Certificates offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificates in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Certificates"). Certificates issued pursuant to Section 3.10 in exchange for interests in the Offshore Global Certificate shall be in the form of permanent certificated Certificates in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Certificates").

          The Offshore Physical Certificates and U.S. Physical Certificates are sometimes collectively herein referred to as the "Physical Certificates." The U.S. Global Certificate and the Offshore Global Certificate are sometimes referred to as the "Global Certificates."

          Section 3.02.  Authentication of Certificates.  The Trustee on the
                         ------------------------------
Transfer Date has caused to be authenticated and delivered, simultaneously with the sale, assignment, and transfer to the Trustee of the Secured Notes pursuant to Section 2.01 hereof and the Participation Agreement, Certificates duly authenticated by the Trustee, in authorized denominations equalling in the aggregate the aggregate principal amount of the Secured Notes so purchased and evidencing the entire ownership of the Trust.

          Section 3.03.  Temporary Certificates.  Pending the preparation of
                         ----------------------
definitive Certificates, the Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by their execution of such temporary Certificates.

          If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with Section 7.12, without charge to the holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of authorized denominations of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Trust Agreement as definitive Certificates.

          Section 3.04.  Registration of Transfer and Exchange of Certificates.
                         -----------------------------------------------------
(a) The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") in which, subject to the provisions of this Section 3.04 and the Certificates, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

          (c) Any Holder of a Global Certificate shall, by acceptance of such Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book entry system maintained by the Holder of such Global Certificate (or its agent), and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book entry. When Certificates are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Certificates of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall execute and authenticate Certificates at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Certificates, but Mobil or MGB may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          (d) All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

          Section 3.05.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                         -------------------------------------------------
(a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date. In connection with the issuance of any new Certificate under this Section 3.05, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section
3.05 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 3.06.  Persons Deemed Owners.  Prior to due presentation of a
                         ---------------------
Certificate for registration of transfer, the Trustee, the Registrar, and any Paying Agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar, nor any Paying Agent of the Trustee shall be affected by any notice to the contrary.

          Section 3.07.  Cancellation.  All Certificates surrendered for payment
                         ------------
or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Trust Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

          Section 3.08.  Limitation of Liability for Payments.  All payments or
                         ------------------------------------
distributions made to Certificateholders under this Trust Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Trust Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Holder thereof as provided in this Trust Agreement. Nothing in this Trust Agreement shall be construed as an agreement, or otherwise creating an obligation, of Mobil to pay any of the principal, premium, if any, and interest due from time to time under the Secured Notes or in respect of the Certificates.

          Section 3.09.  Book-Entry Provisions for U.S. Global Certificate and
                         -----------------------------------------------------
Offshore Global Certificate.  (a) The U.S. Global Certificate initially shall
- ---------------------------
(i) be registered in the name of the Depositary for such Global Certificates or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in the Form of Certificate attached hereto as Exhibit A.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Trust Agreement with respect to any U.S. Global Certificate or Offshore Global Certificate, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Certificate or Offshore Global Certificate, as the case may be, and the Depositary may be treated by Mobil, MGB, the Trustee and any agent of Mobil, MGB or the Trustee as the absolute owner of such U.S. Global Certificate or Offshore Global Certificate, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Mobil, MGB, the Trustee or any agent of Mobil, MGB or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Certificate.

          (b) Transfers of the U.S. Global Certificate and the Offshore Global Certificate shall be limited to transfers of such U.S. Global Certificate or Offshore Global Certificate in whole, but not in part, to the Depositary, its successors or their respective nominee. Interests of beneficial owners in the U.S. Global Certificate and the Offshore Global Certificate may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10. In addition, U.S. Physical Certificates and Offshore Physical Certificates shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Certificate or the Offshore Global Certificate, as the case may be, if (i) the Depositary notifies Mobil or MGB that it is unwilling or unable to continue as Depositary for the U.S. Global Certificate or the Offshore Global Certificate, as the case may be, and a successor depositary is not appointed by Mobil or MGB within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to that effect from the Depositary.

          (c) Any beneficial interest in one of the Global Certificates that is transferred to a person who takes delivery in the form of an interest in the other Global Certificate will, upon transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Certificate to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Certificate in an amount equal to the principal amount of the beneficial interest in the U.S. Global Certificate to be transferred, and Mobil and MGB shall execute, and the Trustee shall authenticate and deliver one or more U.S. Physical Certificates of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Certificate or Offshore Global Certificate to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Certificate or Offshore Global Certificate, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Certificate or Offshore Global Certificate, as the case may be, an equal aggregate principal amount of U.S. Physical Certificates or Offshore Physical Certificates, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Certificate delivered in exchange for an interest in the U.S. Global Certificate pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 3.10, bear the legend regarding transfer restrictions applicable to the U.S. Physical Certificate set forth in the Form of Certificate attached hereto as Exhibit A.

          (g) Any Offshore Physical Certificate delivered in exchange for an interest in the Offshore Global Certificate pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 3.10, bears the legend regarding transfer restrictions applicable to the Offshore Physical Certificate set forth in the Form of Certificate attached hereto as Exhibit A.

          (h) The registered holder of the U.S. Global Certificate and the Offshore Global Certificate may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Trust Agreement or the Certificates.

          (i) The Trustee shall enter into the Letter of Representations and fulfill its responsibilities thereunder.

          Section 3.10.  Special Transfer Provisions.  Unless and until a
                         ---------------------------
Certificate has been sold under an effective registration statement under the Securities Act or has been exchanged for a Certificate pursuant to an exchange offer registered under the Securities Act, in either case pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a)  Transfers to Non-QIB Institutional Accredited Investors.  The
               -------------------------------------------------------
following provisions shall apply with respect to the registration of any proposed transfer of a Certificate to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Certificate whether or not such Certificate bears the Restricted Securities Legend, if
     (x) the requested transfer is at least three years after the later of the original issue date of the Certificates and the last date on which such Certificate was held by an affiliate of Mobil or MGB or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Certificate in an amount equal to the principal amount of the beneficial interest in the U.S. Global Certificate to be transferred, and the Trustee shall execute, authenticate and deliver, one or more U.S. Physical certificates of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Certificate to a QIB (excluding Non U.S. Persons):

          (i) If the Certificate to be transferred consists of U.S. Physical Certificates or an interest in the Temporary Offshore Global Certificate, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Certificate stating, or has otherwise advised Mobil, MGB and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Certificate stating, or has otherwise advised Mobil, MGB and the Registrar in writing, that it is purchasing the Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Mobil and MGB as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, and the Certificate to be transferred consists of U.S. Physical Certificates or an interest in the Temporary Offshore Global Certificate, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Certificate in an amount equal to the principal amount of the U.S. Physical Certificates or the interest in the Temporary Offshore Global Certificate, as the case may be, to be transferred, and the Trustee shall cancel the Physical Certificate or decrease the amount of the Temporary Offshore Global Certificate so transferred.

          (c)  Transfers of Interests in the Temporary Offshore Global
               -------------------------------------------------------
Certificate.  The following provisions shall apply with
- -----------
respect to registration of any proposed transfer of interests in the Temporary Offshore Global Certificate:

          (i) The Registrar shall register the transfer of any Certificate (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Certificate stating, or has otherwise advised Mobil, MGB and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Certificate stating, or has otherwise advised Mobil, MGB and the Registrar in writing, that it is purchasing the Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Certificate in an amount equal to the principal amount of the Temporary Offshore Global Certificate to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Certificate.

          (d)  Transfers of Interests in the Permanent Offshore Global
               -------------------------------------------------------
Certificate or Offshore Physical Certificates to U.S. Persons.  The following
- -------------------------------------------------------------
provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Certificate or Offshore Physical Certificates to U.S.
Persons: The Registrar shall give notice to Mobil and MGB and thereupon register the transfer of any such Certificate without requiring any additional certification except to the extent that at the time of such transfer applicable law shall require otherwise.

          (e)  Transfers to Non-U.S. Persons at any Time.  The following
               -----------------------------------------
provisions shall apply with respect to any transfer of a Certificate to a Non-U.S. Person:

          (i) Prior to January 22, 1996, the Registrar shall register any proposed transfer of a Certificate to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor.

          (ii) On and after January 22, 1996, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Certificate to be transferred is a U.S. Physical Certificate or an interest in the U.S. Global Certificate, upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor.

          (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Certificate in an amount equal to the principal amount of the beneficial interest in the U.S. Global Certificate to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Certificate in an amount equal to the principal amount of the U.S. Physical Certificates or the U.S. Global Certificate, as the case may be, to be transferred, and the Trustee shall cancel the Physical Certificate, if any, so transferred or decrease the amount of the U.S. Global Certificate.

          (f)  Restricted Securities Legend.  Upon the transfer, exchange or
               ----------------------------
replacement of Certificates not bearing the Restricted

Securities Legend, the Registrar shall deliver Certificates that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Certificates bearing the Restricted Securities Legend, the Registrar shall deliver only Certificates that bear the Restricted Securities Legend unless either (i) the circumstances contemplated by the second sentence of the seventh paragraph of Section 3.01 or paragraphs (a)(i)(x) or (e)(ii) of this Section
3.10 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to Mobil, MGB and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) Exchange Certificates are being issued in exchange for Initial Certificates pursuant to the Exchange Offer.

          (g)  General.  By its acceptance of any Certificate bearing the
               -------
Restricted Securities Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Trust Agreement and in the Restricted Securities Legend and agrees that it will transfer such Certificate only as provided in this Trust Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Trust Agreement. In connection with any transfer of Certificates, each Holder agrees by its acceptance of the Certificates to furnish the Registrar, Mobil or MGB such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by Mobil or MGB with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.09 or this Section 3.10. Mobil and MGB shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Section 3.11.  CUSIP Numbers.  The Trustee in issuing the Certificates
                         -------------
may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Certificates or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Certificates.

          Section 3.12.  Registration Rights.  Pursuant to and in accordance
                         -------------------
with the Registration Rights Agreement, the interest rate payable on the Series 1995-A[1] Secured Notes shall be increased by an amount equal to .50% per annum at the time specified in the Registration Rights Agreement if Mobil and MGB fail to satisfy certain provisions of such Registration Rights Agreement to allow the Certificates to be freely transferable by Certificateholders under the Securities Act.


                                  ARTICLE IV

                         DISTRIBUTIONS; STATEMENTS TO
                              CERTIFICATEHOLDERS

          Section 4.01.  Certificate Account and Special Payments Account.  (a)
                         ------------------------------------------------
The Trustee shall establish and maintain on behalf of the Certificateholders the Certificate Account with the Trustee as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Scheduled Payment is made under the Indenture to the Trustee, as holder of the Secured Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

          (b) The Trustee shall establish and maintain on behalf of the Certificateholders the Special Payments Account with the Trustee as one or more accounts, which shall be non-interest bearing except as provided in Section
4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI hereof by the Trustee of a Secured Note) is made under the Indenture to the Trustee, as holder of the Secured Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. Upon the sale of any Secured Note by the Trustee pursuant to Article VI hereof and the realization of any proceeds thereof, the Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.

          (c) The Trustee shall present to the Indenture Trustee each Secured Note on the date of its stated final maturity, or in the case of any Secured Note which is to be prepaid in whole pursuant to the Indenture, on the applicable prepayment date under such Indenture.

          Section 4.02.  Distributions from Certificate Account and Special
                         --------------------------------------------------
Payments Account.  (a)  On each Distribution Date or as soon thereafter as the
- ----------------
Trustee has confirmed receipt of the payment of the Scheduled Payments due on the Secured Notes on such date, the Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by (i) check mailed to such Certificateholder at the address appearing in the Register or (ii) upon application to the Trustee, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account.

          (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Secured Notes or realized upon the sale of any Secured Note, the Trustee shall distribute out of the Special Payments Account the entire amount deposited therein pursuant to Section 4.01(b) of such Special Payment. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special

Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by (i) check mailed to such Certificateholder at the address appearing in the Register or (ii) upon application to the Trustee, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

          (c) The Trustee shall at the expense of Mobil cause notice of each Special Payment to be mailed to each Holder of a Certificate at his address as it appears in the Register. In the event of prepayment of Secured Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Trustee shall set forth:

          (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01);

         (ii) the amount of the Special Payment for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest;

        (iii)  the reason for the Special Payment; and

         (iv) if the Special Distribution Date is the same date as a Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium payable upon the prepayment of an Secured Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

          If any redemption of the Secured Notes held in the Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

          Section 4.03.  Statements to Certificateholders.  (a)  On each
                         --------------------------------
Distribution Date and Special Distribution Date, if any, the Trustee will include with each distribution to Certificateholders a statement, giving effect to such distribution to be made on such Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per a $1,000 face amount Certificate as to (i) and (ii) below):

          (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

         (ii)  the amount of such distribution allocable to interest; and

        (iii)  the Pool Balance and the Pool Factor.

          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to Certificate Owners.

          Section 4.04.  Investment of Special Payment Moneys.  Any money
                         ------------------------------------
received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Government Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Permitted Government Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Government Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.



                                   ARTICLE V

                                     MOBIL

          Section 5.01.  Maintenance of Corporate Existence.  Each of Mobil and
                         ----------------------------------
MGB, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that neither Mobil nor MGB shall be required to
      --------  -------
preserve any right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not prejudicial in any material respect to the Certificateholders.

          Section 5.02.  Consolidation, Merger or Sale of Assets Permitted.  (a)
                         -------------------------------------------------
Neither Mobil nor MGB shall merge or consolidate with or into any other corporation or sell, convey or otherwise dispose of all or substantially all of its assets to any Person unless (A) either (x) Mobil or MGB shall be the continuing corporation or (y) the successor corporation (if other than Mobil or MGB) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia, and such corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Trust Agreement to be performed by Mobil or MGB, as applicable, by supplemental agreement given by such successor corporation to the Trustee and (B) immediately after giving effect to such termination, no Event of Default and no Indenture Event of Default, shall have occurred and be continuing.

          (b) In case of any such merger, consolidation, sale, conveyance or other disposition and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for Mobil or MGB hereunder, as applicable, with the same effect as if it had been named herein as the party of the first part and such replaced corporation shall be fully released from any and all further obligations or liabilities hereunder from the time of such replacement.

          (c) The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption complies with the provisions of this Section 5.02.

          Section 5.03.  Annual Statements as to Compliance by Mobil and MGB.
                         ---------------------------------------------------
Each of Mobil and MGB covenants and agrees to deliver to the Trustee on or before a date not more than 120 days after the end of each fiscal year of Mobil and MGB, as applicable, ending after the date hereof, an Officers' Certificate stating as to the officer signing such certificate, whether or not to the best of such officer's knowledge Mobil or MGB, as applicable, has kept, observed, performed and fulfilled each and every such covenant in this Agreement contained and is in default in the performance and observance of any of the terms, provisions and conditions hereof, and, if Mobil or MGB shall be in default, specifying all such defaults and the nature thereof, of which such officer may have knowledge.

          Section 5.04.  Availability of Certain Information Concerning Mobil
                         ----------------------------------------------------
and MGB.  Until such time as the Certificates have been registered for resale by
- -------
the Certificateholders pursuant to the Securities Act by Mobil and MGB, if at any time prior to December 12, 1998, Mobil and MGB are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, Mobil and MGB, as applicable, will furnish to any Certificateholder upon request, copies of the information required to be delivered to Certificateholders or prospective purchasers of Certificates from Certificateholders in order to enable such Certificateholders to comply with Rule 144A under the Securities Act.

          Section 5.05.  Notification of Certain Mobil and MGB Acquisitions of
                         -----------------------------------------------------
Certificates.  Until such time as the Certificates have been registered for
- ------------
resale by the Certificateholders pursuant to the Securities Act by Mobil and MGB, neither Mobil nor MGB will acquire any beneficial interest, and each will cause its "affiliates" (as defined in paragraph (a)(1) of Rule 144 under the Securities Act) not to acquire any beneficial interest, in any Certificate unless they notify the Trustee of such acquisition. The Trustee and all Certificateholders shall be entitled to rely without further investigation on any such notification (or the lack thereof).


                                  ARTICLE VI

                                    DEFAULT

          Section 6.01.  Events of Default.  If any Indenture Event of Default
                         -----------------
under the Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Indenture Event of Default shall be continuing, the Trustee may vote all of the Secured Notes held in the Trust, and upon the direction of the holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, the Trustee shall vote a corresponding majority of such Secured Notes, in favor of directing the Indenture Trustee, to declare the unpaid principal amount of the Secured Notes then outstanding and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the Indenture. In addition, if an Indenture Event of Default shall have occurred and be continuing, the Trustee may in accordance with the Indenture vote the Secured Notes held in the Trust to direct the Indenture Trustee regarding the exercise of remedies provided in Article IV of the Indenture.

          In addition, after an Event of Default shall have occurred and be continuing, the Trustee may in its discretion, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall, by such officer or agent as it may appoint, subject to complying with the terms of the Indenture and the Secured Notes, sell, convey, transfer and deliver such Secured Note or Secured Notes, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Secured Note or Secured Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of any Secured Note pursuant to this Section, the Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Secured Note, so as to provide for the payment in full of all amounts due on the Certificates. The Trustee shall give notice to Mobil and MGB promptly after any such sale. Notwithstanding the foregoing, any action taken by the Trustee under this Section shall not, in the reasonable judgment of the Trustee, be adverse to the best interests of the Certificateholders.

          Section 6.02.  Incidents of Sale of Secured Notes.  Upon any sale of
                         ----------------------------------
all or any part of the Secured Notes made either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

          (1)  Certificateholders and Trustee May Purchase Secured Notes.  Any
               ---------------------------------------------------------
Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Secured Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Secured Notes in their or its or his own absolute right without further accountability.

          (2)  Receipt of Trustee Shall Discharge Purchaser.  The receipt of the
               --------------------------------------------
Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

          (3)  Application of Moneys Received upon Sale.  Any moneys collected
               ----------------------------------------
by the Trustee upon any sale made either under the power of sale given by this Trust Agreement or otherwise for the enforcement of this Trust Agreement, shall be applied as provided in Section 4.02.

           Section 6.03.  Judicial Proceedings Instituted by Trustee.
                          ------------------------------------------

          (a)  Trustee May Bring Suit.  If there shall be a failure to make
               ----------------------
payment of the principal of, premium, if any, or interest on any Secured Note, or if there shall be any failure to pay Rent (as defined in the Lease) under the Lease when due and payable, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Secured Notes, shall be, to the extent permitted by and in accordance with the terms of the Note Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Secured Notes or under the Lease any may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

          (b)  Trustee May File Proofs of Claim; Appointment of Trustee as
               -----------------------------------------------------------
Attorney-in-Fact in Judicial Proceedings.  The Trustee in its own name, or as
- ----------------------------------------
trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Secured Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand to the Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Secured Notes), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to Mobil or the Owner Trustee or the Owner Participant, their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Nothing contained in this Trust Agreement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

          Section 6.04.  Control by Certificateholders.  The Certificateholders
                         -----------------------------
evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the Secured Notes, provided that
- --------

          (1) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such direction,

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (4) if an Indenture Event of Default shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Secured Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Event of Default.

          Section 6.05.  Waiver of Defaults.  The Certificate holders evidencing
                         ------------------
Fractional Undivided Interests aggregating not less than a majority in interest in the Trust may on behalf of the Certificateholders of all the Certificates waive any Default or Event of Default hereunder and its consequences or may instruct the Trustee to waive any default pursuant to Section 4.06 under the Indenture and its consequences, except a Default

          (1)  in the deposit of any Scheduled Payment or Special Payment under
     Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

          (2) in the payment of the principal of, premium, if any, or interest on any Secured Notes, or

          (3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Certificateholder of each Outstanding Certificate affected.

          Upon any such waiver, such Default shall cease to exist with respect to this Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such holders to the Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Secured Notes issued under the Indenture to waive the corresponding Indenture Default or Indenture Event of Default.

          Section 6.06.  Undertaking to Pay Court Costs.  All parties to this
                         ------------------------------
Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Trust Agreement, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall both
          --------  -------
apply to (a) any suit, action or proceeding instituted by any Certificateholder or group of Certificateholders evidencing Fractional Undivided Interests aggregating more than 10% of the Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.02 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Trustee.

          Section 6.07.  Right of Certificateholders to Receive Payments Not to
                         ------------------------------------------------------
Be Impaired.  Anything in this Trust Agreement to the contrary notwithstanding,
- -----------
including without limitation Section 6.08 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to
Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

          Section 6.08.  Certificateholders May Not Bring Suit Except Under
                         --------------------------------------------------
Certain Conditions.  A Certificateholder shall not have the right to institute
- ------------------
any suit, action or proceeding at law or in equity or otherwise with respect to this Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Trust Agreement, unless:

          (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

          (2) the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in
     Section 7.03(e);

          (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

          (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

          It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Secured Notes, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Trust Agreement.

          Section 6.09.  Remedies Cumulative.  Every remedy given hereunder to
                         -------------------
the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.


                                  ARTICLE VII

                                  THE TRUSTEE

           Section 7.01.  Certain Duties and Responsibilities.
                          -----------------------------------

          (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement; and

          (4) no provision of this Trust Agreement shall require the Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (d) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (e) The Trustee shall, at the direction of Mobil and MGB, execute such instruments and take all such actions as may be necessary or desirable in order to carry out the Exchange Offer, the issuance of the Exchange Certificates and any other transactions contemplated by the Registration Rights Agreement.

          Section 7.02.  Notice of Defaults.  As promptly as practicable after,
                         ------------------
and in any event within 90 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to Mobil, MGB, the Owner Trustee and the Indenture Trustee in accordance with Section 12.03 and to all Certificateholders, as their names and addresses appear in the Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default
                      --------  -------
in the payment of the principal of, premium, if any, or interest on any Secured Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders.

           Section 7.03.  Certain Rights of Trustee.  Except as otherwise
                          -------------------------
provided in Section 7.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of Mobil or MGB mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of Mobil, MGB, the Owner Trustee or the Indenture Trustee;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 7.04.  Not Responsible for Recitals or Issuance of
                         -------------------------------------------
Certificates.  The recitals contained herein and in the Certificates, except the
- ------------
certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, the Note Documents, the Indenture, the Secured Notes or the Certificates, except that the Trustee hereby represents and warrants that this Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

          Section 7.05.  May Hold Certificates.  The Trustee, any Paying Agent,
                         ---------------------
Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with Mobil, the Owner Trustee or the Indenture Trustee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

          Section 7.06.  Money Held in Trust.  Money held by the Trustee or the
                         -------------------
Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

          Section 7.07.  Compensation and Reimbursement.  Mobil and MGB agree
                         ------------------------------

          (1) to pay, or cause to be paid, to the Trustee from time to time the compensation set forth in the schedule agreed to by the Trustee and Mobil for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.15;

          (3) to indemnify, or cause to be indemnified, the Trustee in accordance with Section 12.1 of the Participation Agreement. The Trustee shall notify Mobil and MGB promptly of any claim for which it may seek indemnity. Mobil and MGB shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of Mobil and MGB and Mobil and MGB will pay the reasonable fees and expenses of such counsel. Mobil and MGB need not pay for any settlement made without their consent; and

          (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify Mobil and MGB promptly of any tax for which it may seek indemnity. Mobil and MGB shall defend against the imposition of such tax and the Trustee, in its individual capacity, shall cooperate in the defense. The Trustee, in its individual capacity, may have separate counsel with the consent of Mobil and MGB and Mobil and MGB will pay the reasonable fees and expenses of such counsel. Mobil and MGB need not pay for any taxes paid, in settlement or otherwise, without their consent.

          In addition, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Trustee in its capacity as Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax.
If the Trustee reimburses itself for any such tax it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

          Section 7.08.  Corporate Trustee Required; Eligibility. There shall at
                         ---------------------------------------
all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 7.09.  Resignation and Removal; Appointment of Successor.  (a)
                         -------------------------------------------------
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

          (b) The Trustee may resign at any time by giving written notice thereof to Mobil, MGB, the Authorized Agents, the Owner Trustee and the Indenture Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to Mobil, MGB, the Owner Trustee and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee and to Mobil, the Owner Trustee and the Indenture Trustee.

          (d)  If at any time:

          (1) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by Mobil or by any such Certificateholder; or

          (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) Mobil and MGB may remove the Trustee or (ii) subject to
Section 6.06, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Trustee shall promptly notify Mobil, MGB and the Owner Trustee thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that Mobil, MGB or the Owner Trustee has agreed to pay such tax. Mobil and MGB shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an Avoidable Tax means a state or local tax: (i) upon (w) the Trust, (x) the Trust Property, (y) Holders of the Certificates or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if Mobil, MGB or the Owner Trustee shall agree to pay, and shall pay, such tax.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, Mobil and MGB shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to Mobil, MGB, the Owner Trustee, the Indenture Trustee and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Certificates as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

          Section 7.10.  Acceptance of Appointment by Successor. Every successor
                         --------------------------------------
Trustee appointed hereunder shall execute, acknowledge and deliver to Mobil and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of Mobil or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, Mobil, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          Section 7.11.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business.  Any corporation into which the Trustee may be merged or converted or
- --------
with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Trustee had itself authenticated such Certificates.

          Section 7.12.  Maintenance of Agencies.  (a)  There shall at all times
                         -----------------------
be maintained an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of the Certificates or of this Trust Agreement may be served. Such office or agency shall be initially at 79 South Main Street, Salt Lake City, Utah 84111. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to Mobil, the Owner Trustee, the Indenture Trustee and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register.

          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, Mobil, MGB, the Owner Trustee and the Indenture Trustee. Mobil and MGB may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), Mobil and MGB shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. Mobil and MGB shall give written notice of any such appointment made by it to the Trustee, the Owner Trustee and the Indenture Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders as their names and addressee appear on the Register.

          (e) Mobil and MGB agree to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and Mobil and MGB for its services and to reimburse it for its reasonable expenses.

          Section 7.13.  Money for Certificate Payments to Be Held in Trust.
                         --------------------------------------------------
All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Holders of the Certificates entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.

          The Trustee will cause each Paying Agent other than the Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by any obligor upon the Certificates in the making of any such payment; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Section 7.14.  Registration of Secured Notes in Trustee's Name.  The
                         -----------------------------------------------
Trustee agrees that all Secured Notes and Permitted Government Investments, if any, shall be issued in the name of the Trustee or its nominee and held by the Trustee, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Secured Notes or Permitted Government Investments, as the case may be, in the register of the issuer of such Secured Notes or Permitted Government Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Secured Notes or Permitted Government Investments, or other applicable law then in effect.

           Section 7.15. Representations and Warranties of Trustee. The Trustee
                         -----------------------------------------
hereby represents and warrants that:

          (i) the Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States;

         (ii) the Trustee has full power, authority and legal right to execute, deliver, and perform this Trust Agreement and the Participation Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement and the Participation Agreement;

        (iii) the execution, delivery and performance by the Trustee of this Trust Agreement and the Participation Agreement (a) will not violate any provision of any United States or Utah law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) will not violate any provision of the articles of association or by-laws of the Trustee, or (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

         (iv) the execution, delivery and performance by the Trustee of this Trust Agreement and the Participation Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or Utah governmental authority or agency regulating the banking and corporate trust activities of the Trustee; and

          (v) this Trust Agreement and the Participation Agreement have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable in accordance with their respective terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

          Section 7.16.  Withholding Taxes; Information Reporting. The Trustee,
                         ----------------------------------------
as trustee of a grantor trust, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Certificates, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

          Section 7.17.  Trustee's Liens.  The Trustee, in its individual
                         ---------------
capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property which is either (i) attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the Participation Agreement or the Note Documents, or (ii) which is attributable to the Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Agreement.

          Section 7.18.  Availability of Certain Information Concerning the
                         --------------------------------------------------
Trust.  The Trustee shall furnish to any Certificateholder upon request, copies
- -----
of the information with respect to the Trust required to be delivered to Certificateholders or prospective purchasers of Certificates from Certificateholders in order to enable such Certificateholders to comply with Rule 144A under the Securities Act.

                                 ARTICLE VIII

               CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

          Section 8.01.  Mobil and MGB to Furnish Trustee with Names and
                         -----------------------------------------------
Addresses of Certificateholders.  Mobil and MGB will furnish to the Trustee
- -------------------------------
within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by Mobil or MGB of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of Mobil or MGB as to the names and addresses of the Holders of Certificates, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar,
           --------  -------
no such list need be furnished; and provided further, however, that no such list
                                    -------- -------  -------
need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12(b).

          Section 8.02.  Preservation of Information; Communication to
                         ---------------------------------------------
Certificateholders.  (a)  The Trustee shall preserve, in as current a form as is
- ------------------
reasonably practicable, the names and addresses of Holders of Certificates contained in the most recent list furnished to the Trustee as provided in
Section 7.12(b) or Section 8.01, as the case may be, and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 7.12(b) or Section 8.01, as the case may be, upon receipt of a new list so furnished.

          (b) If three or more Holders of Certificates (such Holders hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Certificate for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Certificates with respect to their rights under this Trust Agreement or under the Certificates and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 Business Days after the receipt of such application, at its election, either

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 8.02(a), or

         (ii) inform such applicants as to the approximate number of Holders of Certificates whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 8.02(a), and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Certificateholder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 8.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Certificates or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the applicants shall obtain a court order, after notice to the Trustee and opportunity for hearing, so directing the Trustee, the Trustee shall mail copies of such material to all such Certificateholders with reasonable promptness after the entry of such order and the renewal of the applicants' tender.

          (c) Every Holder of Certificates, by receiving and holding the same, agrees with Mobil, MGB and the Trustee that none of Mobil, MGB or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Certificates in accordance with
Section 8.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 8.02(b).

          Section 8.03.  Reports by Mobil and MGB.  Each of Mobil and MGB will:
                         ------------------------

          (1) file with the Trustee the information required by Section 10.2 of the Participation Agreement; and

          (2) transmit by mail to all Certificateholders, as their names and addresses appear in the Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Mobil and MGB pursuant to paragraph (1) of this Section as may hereafter be required by rules and regulations prescribed from time to time by the Commission.


                                   ARTICLE IX

                         SUPPLEMENTAL TRUST AGREEMENTS

          Section 9.01.  Supplemental Trust Agreement Without Consent of
                         -----------------------------------------------
Certificateholders.  Without the consent of the Holder of any Certificates,
- ------------------
Mobil and MGB may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to Mobil or MGB, and the assumption by any such successor of the covenants of Mobil or MGB, as applicable, herein contained; or

          (2) to add to the covenants of Mobil or MGB, for the benefit of the Holders of the Certificates, or to surrender any right or power herein conferred upon Mobil or MGB; or

          (3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Trust Agreement; provided that any such action shall not
                                         --------
     adversely affect the interests of the Holders of the Certificates; or

          (4) to modify, eliminate or add to the provisions of this Trust Agreement to such extent as shall be necessary to qualify this Trust Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

          (5) to make provision for the issuance of the Exchange Certificates to be issued in exchange for the Initial Certificates in the Exchange Offer as contemplated by the Registration Rights Agreement.

          Section 9.02.  Supplemental Trust Agreements with Consent of
                         ---------------------------------------------
Certificateholders.  With the consent of the Holders of Certificates evidencing
- ------------------
Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Holders delivered to Mobil, MGB and the Trustee, Mobil and MGB may (with the consent of the Owner Trustee, such consent not to be unreasonably withheld), and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Trust Agreement; provided,
                                                               --------
however, that no such supplemental agreement shall, without the consent of the
- -------
Holder of each Outstanding Certificate affected thereby:

          (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Secured Notes or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution Date applicable thereto; or

          (2) permit the disposition of any Secured Note in the Trust Property except as permitted by this Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the Secured Notes in the Trust; or

          (3) reduce the percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Trust Agreement or certain defaults hereunder and their consequences) provided for in this Trust Agreement; or

          (4) modify any of the provisions of this Section or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Trust Agreement cannot be modified or waived without the consent of the Holder of each Certificate affected thereby.

          It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 9.03.  Documents Affecting Immunity or Indemnity. If in the
                         -----------------------------------------
opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Trust Agreement, the Trustee may in its discretion decline to execute such document.

          Section 9.04. Execution of Supplemental Trust Agreements. In
                        ------------------------------------------
executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Trust Agreement, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Trust Agreement.

          Section 9.05.  Effect of Supplemental Trust Agreements. Upon the
                         ---------------------------------------
execution of any supplemental agreement under this Article, this Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Trust Agreement for all purposes; and every Holder of

Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.06.  Reference in Certificates to Supplemental Trust
                         -----------------------------------------------
Agreements.  Certificates authenticated and delivered after the execution of any
- ----------
supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.


                                   ARTICLE X

                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

          Section 10.01.  Amendments and Supplements to Indenture and Other
                          -------------------------------------------------
Note Documents.  In the event that the Trustee, as holder of any Secured Note in
- --------------
trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under the Indenture or other Note Document or the Participation Agreement, which requires the consent of the Certificateholders, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Certificateholder registered on the Register as of such date. The Trustee shall request from the Certificateholders Directions as to (i) whether or not to direct the Indenture Trustee to take or refrain from taking any action which a holder of such Secured Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Secured Note and (iii) how to vote any Secured Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Secured Note, the Trustee shall vote or consent with respect to such Secured Note in the same proportion as the Certificates were actually voted by Acts of Holders delivered to the Trustee prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04, in the case that an Event of Default hereunder shall have occurred and be continuing, the Trustee may, in its own discretion and at its own direction, consent and notify the Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the Indenture or other Note Document or the Participation Agreement.


                                   ARTICLE XI

                              TERMINATION OF TRUST

          Section 11.01.  Termination of the Trust.  The respective obligations
                          ------------------------
and responsibilities of Mobil and the Trustee created hereby and the Trust created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to this Trust Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the trust created hereby
          --------  -------
continue beyond the expiration of 21 years from the death of the last survivor of the descendants of William Clinton, President of the United States, living on the date of this Trust Agreement.

          Notice of any termination, specifying the Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.02.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from Mobil or MGB, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the Owner Trustee, Mobil and MGB.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          Section 12.01.  Limitation on Rights of Certificateholders.  The death
                          ------------------------------------------
or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

          Section 12.02.  Certificates Nonassessable and Fully Paid.
                          -----------------------------------------
Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

          Section 12.03.  Notices.  All demands, notices, and communications
                          -------
hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt, in the case of Mobil or MGB, at the following address: Mobil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037, Attention: Treasurer, and, in the case of the Trustee, at the following address: First Security Bank of Utah, National Association, 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Administration or, in each case, at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Certificateholder hereunder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder received such notice. The Trustee shall promptly furnish Mobil and MGB with a copy of each demand, notice or written communication received by the Trustee hereunder from any Certificateholder, any Owner Trustee or any Indenture Trustee.

          Section 12.04.  Governing Law.  THIS TRUST AGREEMENT AND THE
                          -------------
CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 12.05.  Severability of Provisions.  If any one or more of the
                          --------------------------
covenants, agreements, provisions, or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or the Trust, or of the Certificates or the rights of the Holders thereof.

          Section 12.06.  Effect of Headings and Table of Contents. The Article
                          ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 12.07.  Successors and Assigns.  All covenants, agreements,
                          ----------------------
representations and warranties in this Trust Agreement by the Trustee, Mobil and MGB shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          Section 12.08.  Benefits of Trust Agreement.  Nothing in this Trust
                          ---------------------------
Agreement or in the Certificates, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of Certificates, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

          Section 12.09.  Legal Holidays.  In any case where any Distribution
                          --------------
Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

          Section 12.10.  Counterparts.  For the purpose of facilitating the
                          ------------
execution of this Trust Agreement and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                             *    *    *    *    *

          IN WITNESS WHEREOF, Mobil, MGB and the Trustee have caused this Trust Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                    MOBIL CORPORATION


                                    By: /s/ Richard E. Sliwinski
                                        --------------------------
                                    Name: Richard E. Sliwinski
                                    Title:
[SEAL]
Attest:

/s/ Caroline M. Devine
- ----------------------------
Name: Caroline M. Devine
Title: Corporate Secretary

                                    MOBIL G. B. 388 FINANCE INC.


                                    By: /s/ Maxine C. Schnitzer
                                        ----------------------------
                                    Name: Maxine C. Schnitzer
                                    Title: Vice President
[SEAL]
Attest:

/s/ P.A. Stevenson
- ----------------------------
Name: P.A. Stevenson
Title: Secretary

                                    FIRST SECURITY BANK OF UTAH,
                                    NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: /s/ Brett R. King
                                        ----------------------------
                                    Name: Brett R. King
                                    Title: Trust Officer

[SEAL]
Attest:

__________________________
Name:
Title:

                                                                       EXHIBIT A


                        FORM OF PASS THROUGH CERTIFICATE

                         [RESTRICTED SECURITIES LEGEND]

          [THIS PASS THROUGH CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
          (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7), OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
          (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS PASS THROUGH CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS PASS THROUGH CERTIFICATE OR THE LAST DATE ON WHICH THIS PASS THROUGH CERTIFICATE WAS HELD BY AN AFFILIATE OF MOBIL OR MGB, RESELL OR OTHERWISE TRANSFER THIS PASS THROUGH CERTIFICATE EXCEPT (A) TO MOBIL, MGB OR ANY AFFILIATE OF MOBIL OR MGB, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE PASS THROUGH TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS PASS THROUGH CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE PASS THROUGH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER

          THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
          (3) AGREES THAT IT WILL NOT AT ANY TIME RESELL OR OTHERWISE TRANSFER THIS PASS THROUGH CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE THAT HAS NOT REPRESENTED TO THE PASS THROUGH TRUSTEE THAT IT IS AN ACCREDITED INVESTOR AS DEFINED BY RULE 501(a)(1) OF REGULATION D UNDER THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PASS THROUGH CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS PASS THROUGH CERTIFICATE WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE PASS THROUGH CERTIFICATE OR THE LAST DATE ON WHICH THIS PASS THROUGH CERTIFICATE WAS HELD BY AN AFFILIATE OF MOBIL OR MGB, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS PASS THROUGH CERTIFICATE TO THE PASS THROUGH TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE PASS THROUGH TRUSTEE, MOBIL AND MGB SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE PASS THROUGH TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS

          PASS THROUGH CERTIFICATE IN VIOLATION OF THE FOREGOING
          RESTRICTIONS.]/1/

                          [Global Securities Legend]*

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.




______________________

  /1/  Not to be included on Exchange Certificates.

                               Mobil Corporation
                         1995-A[1] PASS THROUGH TRUST

                ___% Pass Through Certificate, Series 1995-A[1]

                               CUSIP __________

                  Final Distribution Date:  ______ __, [____]

          evidencing a fractional undivided interest in a trust, the property of which includes certain Series 1995-A[1] Secured Notes secured by a 40% undivided interest in an oil and gas production system leased to MGB.


Certificate
No. _______         $_____________ Fractional Undivided Interest
                    representing .0000____ of the Trust per
                    $1,000 face amount


          THIS CERTIFIES THAT _____________________________, for value received, is the registered owner of a $___________________ (______________________
dollars) Fractional Undivided Interest in Mobil Corporation 1995-A[1] Pass Through Trust (the "Trust") created by First Security Bank of Utah, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of December 12, 1995 (the "Agreement") between the Trustee, Mobil Corporation, a corporation incorporated under Delaware law ("Mobil") and MGB, a corporation incorporated under Delaware law ("MGB"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "___% Pass Through Certificates, Series 1995-A[1]" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Series 1995-A[1] Secured Notes (the "Trust Property"). The Secured Notes are secured by a security interest in a 40% undivided interest in an oil and gas production system leased to MGB.

          Subject to an in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on January 3, 1996 and thereafter on each January 2 and July 2, commencing July 2, 1996 (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Secured Notes due on such Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the terms of this Certificate, in the event that Special Payments on the Secured Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Secured Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be the 2nd day of the month determined as provided in the Agreement. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

          Distributions on this Certificate will be made by the Trustee by (i) wire transfer of immediately available funds or (ii) check mailed to the person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          [The holder of this Certificate is entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") dated December 12, 1995, among Mobil, MGB and Morgan Stanley & Co. Incorporated, as the initial purchaser of this Certificate. In the event that on or before June 12, 1996, Mobil and MGB shall fail to (A) commence an exchange offer registered with the Securities and Exchange Commission or (b) cause a shelf registration statement providing for the resale of the Certificates by the holders hereof to be declared effective, all as more fully provided in the Registration Rights Agreement, the interest rate payable on the Series 1995-A[1] Secured Notes shall be permanently increased by .50% per annum as of such date.]/2/

          The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Certificate and by acceptance hereof each holder of this Certificate agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

          [THIS IS THE GLOBAL SECURITY REFERRED TO IN SECTION 3.04 OF THE WITHIN MENTIONED AGREEMENT.]/3/

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



______________________

/2/    Not to be included in Exchange Certificates.

/3/    Add to Global Certificate only.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        MOBIL CORPORATION
                                        1995 PASS THROUGH TRUST

                                        By:  First Security Bank of Utah,
                                              National Association,
                                              as Trustee

                                        By: _________________________
                                            Title:


             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

                   This is one of the Certificates referred
                     to in the within-mentioned Agreement.

                   [This is the Global Certificate referred to in the within-mentioned Agreement]/4/

                                        First Security Bank of Utah,
                                         National Association,
                                         as Trustee

                                        By: __________________________
                                             Authorized Officer




______________________________

/4/    For Global Certificate only.

                           [Reverse of Certificate]


          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, Mobil, MGB or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Mobil, MGB and the rights of the Certificateholders under the Agreement at any time by Mobil, MGB and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor

Registrar, in Salt Lake City, Utah, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons initially in minimum denominations of $250,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. At such time as certain restrictions on transfer have been removed, the minimum denominations of the Certificates shall be reduced to $1,000 or any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                           [FORM OF TRANSFER NOTICE]



FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
- ----------------------------------

________________________________________________________________________________

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Certificate on the books of the Trust with full power of substitution in the premises.

          [Until such time as this Certificate has been registered for resale by the Certificateholders pursuant to the Securities Act of 1933 by Mobil and MGB, in connection with any transfer of this Certificate occurring prior to the date which is three years after the later of December 12, 1995 and the last date, if any, this Certificate was owned by Mobil, MGB or an affiliate of Mobil or MGB, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[ ] (a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or
                                      --

[  ] (b)  this Certificate is being transferred other than in accordance with
          (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Certificate and the Agreement.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.04(c) of the Agreement shall have been satisfied.]/5/



Date:_____________________


                              __________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatever.


[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

          The undersigned represents and warrants that it is purchasing the Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Mobil, MGB and the Trust as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:  ______________________         _________________________________________
                                       NOTICE:  To be executed by an executive
                                       officer]/5/




___________________________

/5/    Not to be included in Exchange Certificates.

                                                                     EXHIBIT A-1

                        SCHEDULE TO GLOBAL CERTIFICATE

                           Initial Principal Amount
                           ------------------------

                      $[Insert initial principal amount]

                                              Amount of                            Amount of
                                              Principal        Registration        Principal
                                              Increased         Number of          Decreased
                             Registration        Upon          Certificated      upon issue of
                               Number of     Transfer and      Certificate       Certificated
              Amount of      Certificated    Cancellation         issued          Certificate
              Principal       Certificate         of          upon Transfer           or         Aggregate
             Repurchased      Transferred    Certificated     of portion of      Redemption or   Principal
   Date      or Redeemed     and Cancelled   Certificate    Global Certificate    Repurchase       Amount
   ----      -----------     -------------   -----------    ------------------    ----------       ------

                                                                       EXHIBIT B
                                                                       ---------




             FORM OF REGULATION S TRANSFER RESTRICTION CERTIFICATE
             -----------------------------------------------------


First Security Bank of Utah,
 National Association


Attention:  Corporate Trust Department

     Re:  Mobil Corporation ("Mobil")
          Series 1995-A_ __% Pass Through
          Certificates (the "Certificates")

Dear Sirs:

          This letter relates to U.S. $_________ principal amount at maturity of Certificates represented by a Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 3.01 of the Pass Through Trust Agreement (the "Trust Agreement") dated as of December 12, 1995 relating to the Certificates, we hereby certify that we are (or we will hold such certificates on behalf of) a person outside the United States to whom the Certificates could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the Legended Certificate for an unlegended certificate representing an identical principal amount at maturity of Certificates, all in the manner provided for in the Indenture.

          You and Mobil are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:________________________________
                                           Authorized Signature

                                                                       EXHIBIT C


                                  FORM OF DTC
                           LETTER OF REPRESENTATIONS

                                                                       EXHIBIT D
                                                                       ---------


                              FORM OF CERTIFICATE
                      TO BE DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS
                   -----------------------------------------



First Security Bank of Utah,
 National Association
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036-8293

     RE:  MOBIL CORPORATION
          SERIES 1995-A_ __% PASS THROUGH CERTIFICATES

Dear Sirs:

     In connection with our proposed purchase of __% Mobil Corporation Series 1995-A_ Pass Through Certificates (the "Pass Through Certificates"), we confirm that:

     (1) We have received (a) the Offering Memorandum (the "Offering Memorandum") dated December 6, 1995 relating to the Pass Through Certificates and (b) such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated on pages 2, 53, 54 and 55 of such Offering Memorandum, including, without limitation, the restrictions on duplication and circulation of such Offering Memorandum.

     (2) As a purchaser of the Pass Through Certificates in a private placement not registered under the Securities Act of 1933, as amended (the "Securities Act"), we represent that we are purchasing such Pass Through Certificates for our own account (or for an account as to which we exercise sole investment discretion (a "Discretionary Account")) for investment and (subject, to the extent necessary, to the disposition of our (or such Discretionary Account's) property being at all times within our or its control) not with a view to any distribution or other disposition thereof, subject to our ability to resell such Pass Through Certificates in compliance with Rule 144A or Regulation S under the Securities Act and the terms of the Pass Through Trust Agreement referred to below, and we are proceeding on the assumption that we (or such Discretionary Account) must bear the economic risk of the investment for an indefinite period since the Pass Through Certificates may not be sold except as provided below.

     (3) We have such knowledge and experience in financial and business matters as to enable us to evaluate the merits and risks of our investment in the Pass Through Certificates and we further represent that we are (or such Discretionary Account is) an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and able to bear the economic risks of our investment in the Pass Through Certificates.

     (4) We understand that any subsequent transfer of the Pass Through Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement dated as of December 12, 1995 relating to the Pass Through Certificates (the "Pass Through Trust Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Pass Through Certificates except in compliance with, such restrictions and conditions and the Securities Act.

     (5) We understand that the offer and sale of the Pass Through Certificates has not been registered under the Securities Act, and that the Pass Through Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Pass Through Certificates within three years after the later of the original issuance of the Pass Through Certificates or the last date on which the Pass Through Certificate is owned by an affiliate of Mobil Corporation ("Mobil") or Mobil G. B. 388 Finance Inc. ("MGB"), we will do so only (A) to Mobil, MGB, or any affiliate of Mobil or MGB, (B) within the United States to a "Qualified institutional buyer" (as defined therein) in accordance with the Rule 144A under the Securities Act,
(C) within the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Pass Through Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfers of the pass Through Certificates (the form of which letter can be obtained from the Pass Through Trustee), (D) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Pass Through Certificates from us a notice advising such purchaser that resales of the Pass Through Certificates are restricted as stated herein.

     (6) We understand that, on any proposed resale of any Pass Through Certificates, we will be required to furnish to Mobil, MGB and to the Pass Through Trustee such certification, legal opinions and other information as Mobil, MGB and the Pass Through Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Pass Through Certificates purchased by us will bear a legend to the foregoing effect.

          We request that the Pass Through Certificates that we have purchased be registered [in our name, at [our address]] [in the name of [nominee name], our nominee, at [our nominee's address]]/1/ and that such Securities be delivered to [the above-mentioned address] [full name and address of custodian] by registered mail, which delivery shall be for our sole risk and expense.


                                        Very truly yours,
                                        [NAME OF INVESTOR]



                                        By:_________________________________
                                             Name:
                                             Title:

Dated:______________________

To Be Purchased:
$________ principal amount of Pass Through Certificates




__________________________

/1/    Delete inappropriate language.

                                                                       EXHIBIT E
                                                                       ---------


                              FORM OF CERTIFICATE
                      TO BE DELIVERED IN CONNECTION WITH
                      TRANSFERS PURSUANT TO REGULATION S
                      ----------------------------------

                                                           _______________, ____



To:  First Security Bank of Utah,
      National Association
      as Pass Through Trustee

     RE:  MOBIL CORPORATION 1995-A_ PASS THROUGH TRUST
          PASS THROUGH TRUST CERTIFICATES, SERIES 1995-A_
          (THE "SECURITIES")


     In connection with our sale of __________________ principal amount of Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly we represent that

     (1) the offer of the Securities was not made to a person in the United States,

     [(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, and]*

     [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States, and]*

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable, and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

     This certificate and the statements contained herein are made for your benefit and the benefit of Mobil Corporation. You and Mobil Corporation are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        [Name of Transferor]



                                        By:__________________________
                                             Authorized Signature

___________________________
* insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                      E-2